UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2018

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2018, Iovance Biotherapeutics, Inc. (the “Company”) was informed by Jay Venkatesan, M.D., a member of the Company’s Board of Directors (the “Board”), that he has resigned as a director of the Company, effective March 1, 2018. Dr. Venkatesan has advised the Company that he is resigning because of personal and professional commitments, and not because of a disagreement with the Company on any matter regarding its operations, policies or practices.

Separately, on March 1, 2018, the Board appointed Michael Weiser, M.D., Ph.D., as a director and new member of the Board, effective March 15, 2018. Upon joining the Board, Dr. Weiser will also become a member of the Board’s nominating and governance committee and audit committee, and will become the chair of the Board’s compensation committee.

Dr. Weiser is the founder and is currently the co-CEO of Actin Biomed LLC, a healthcare investment firm focused on the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin Biomed, Dr. Weiser was the Director of Research at Paramount BioCapital, Inc., a pharmaceutical development and healthcare investment firm. Dr. Weiser currently serves on the board of directors of Ziopharm Oncology, Inc., a publicly traded biopharmaceutical company focused on immunotherapies in oncology, and on the board of directors of Emisphere Technologies, Inc., a pharmaceutical and drug delivery company. Dr. Weiser formerly served as the chairman of the board of directors of Chelsea Therapeutics International, Ltd., a development stage pharmaceutical company that was acquired by H. Lundbeck A/S in 2014. Dr. Weiser holds a B.A. in Psychology from the University of Vermont, received his M.D. from New York University School of Medicine and completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College.

There are no arrangements or understandings between Dr. Weiser and any other persons pursuant to which he was chosen as an officer of the Company. There are no family relationships between Dr. Weiser and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Dr. Weiser is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On March 1, 2018, the Company issued a press release announcing the appointment of Michael Weiser, M.D., Ph.D., as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated March 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2018	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer